Exhibit 99.1

Registered Capital Contribution Agreement
(English Translation)

October 19, 2010

Beijing

This Registered Capital Contribution Agreement" (this “Agreement”) hereby is executed in Beijing, China on October 19, 2010 by the following parties.

Party A: China TransInfo Technology Group Co., Ltd.
Party B: Beijing Shiji Yingli Science and Technology Co., Ltd.

Beijing Zhangcheng Science and Technology Co., Ltd. (hereafter refers to as “Beijing Zhangcheng” or the “Company”) is limited liability company established according to Company Law of the People’s Republic of China (hereafter refer to as the “Company Law”) and related laws and regulations. The Company mainly provides dynamic transportation information and integrated position information services.

1. Party A is sole shareholder of Beijing Zhangcheng, contributed RMB 10 Million Yuan for 100% ownership of the Company.

2. Party B is a limited liability company established in accordance with the Company Law and related laws and regulations with registered capital of RMB 10 Million Yuan. Party B mainly provides dynamic transportation information and integrated position information services. It holds Total Network Business Certificate of Telecommunication Value-added Service (Serial Number: B2-20100118), and real-time transportation information publishing technology, which was developed independently and meets international standard and can support the mainstream channel of CMMB and 3G.

3. Both parties agree that Party B will contribute additional registered capital and provide technology to the Company for its operation.

Therefore, pursuant to the principal of equality and mutual benefit, through friendly consultation, according to the Company Law and other laws and regulations of China, the parties hereby reach the agreement as follows..

Chapter 1 Capital Contribution

1.1   Party A agrees that Party B contribute RMB 9,600,000 Yuan in cash and RMB 44,680,000 Yuan in technology and intellectual property (Serial number of Intangible Asset Assessment Report (Haohai Pingzi 2010-2015 issued by Beijing Haohai Tongfang Asset Appraisal Company) to Beijing Zhangcheng.

1.2  After the closing of this transaction, the contributed amount of registered capital and the ownership of the Company are: Party A, contributed registered capital of RMB 10,000,000, 51% ownership; Party B, contributed registered capital – RMB 9,600,000 Yuan in cash and RMB 44,680,000 Yuan in technology or intellectual property, 49% ownership.

Chapter 2 Payment of Contributed Capital

2.1   Within fifteen (15) business days following the date of this Agreement, the Company shall deliver a written notice of capital contribution to Party B, which in turn shall, within five (5) business days upon the delivery of the notice, deposit RMB 9,600,000 Yuan into the bank account designated by the Company.

2.2   Within fifteen (15) business days following the date of this Agreement, Party B shall provide to the Company all of the source codes of the technology and intellectual property that it intends to contribute and other relevant technical files. Party A shall appoint its own staff to test such materials. Party A and Party B shall enter into written documents relating to the delivery of such technology and intellectual property.

2.3   Both parties agree that within five (5) business days after the satisfaction of the conditions set forth in Articles 2.1 and 2.2, any and all required documents for industrial and commercial registration changes shall be signed. Both parties agree to make best effort to facilitate the completion of the formalities of registration.

Chapter 3 Management Structure of the Company after Capital Contribution

3.1   The shareholder meeting of the Company shall be held, which is the highest authority and it exercises its rights and fulfill its obligations in accordance of the Company’s Articles of Association.

3.2   The Company establishes the board of directors, which is composed of three (3) directors, of which two of them shall be appointed by Party A and Party B appoints the third one. The chairman of the board shall be appointed by Party A.

3.3   The general manager and the chief financial officer shall be designated by Party A and appointed by the board of directors of the Company.

3.4   The management of the Company exercises its rights and fulfills its obligations in accordance with the laws of place where Party A is located, the laws where the Company’s business is located, the Company Law and the Articles of Association of the Company.

Chapter 4 Representations and Warranties of Party A

4.1   The legal status and capability of Party A. Party A has full and independent legal status and legal capacity to enter into and to consummate the transactions contemplated by this Agreement. It can act as an independent party in a legal proceeding. The execution, delivery and performance by Part A of this Agreement do not and will not: (i) conflict with or violate any provision of any agreement or other instrument to which Party A is a party or by which any property or asset of Party A is bound or affected and (ii) conflict with or result in a violation of any law, rule, regulation, order of any governmental authority to which Party A is subject.

4.2   The business scope of the Company. Party A hereby guarantees that, after the capital contribution, the Company will maintain this business of dynamic transportation information and integrated position information services. Its business scope will include providing real-time road condition, traffic event, information of parking vacancy and other dynamic transportation information for vehicle navigation end user, mobile phone user and Internet user and providing value-added location service information.

Chapter 5 Representations and Warranties of Party B

5.1   The legal status and capability of Party B. Party B has full and independent legal status and legal capacity to enter into and to consummate the transactions contemplated by this Agreement. It can act as an independent party in a legal proceeding. The execution, delivery and performance by Part B of this Agreement do not and will not: (i) conflict with or violate any provision of any agreement or other instrument to which Party A is a party or by which any property or asset of Party B is bound or affected and (ii) conflict with or result in a violation of any law, rule, regulation, order of any governmental authority to which Party A is subject.

5.2   Legality of the cash for the contribution. Party B hereby guarantees that the source of the cash for the Capital Contribution under this Agreement is legitimate.

5.3   Validity of technology and intellectual property right. Party B hereby guarantees that it has full, exclusive right to dispose the technology and intellectual property which are planned to be contributed to the Company. There is no agreement or understanding with any other party for sharing or binding such property.

5.4   The business scope of the Company. Party B hereby guarantees that, after the capital contribution, the Company will maintain this business of dynamic transportation information and integrated position information services. Its business scope will include providing real-time road condition, traffic event, information of parking vacancy and other dynamic transportation information for vehicle navigation end user, mobile phone user and Internet user and providing value-added location service information.

5.5   Competition prohibition. Party B and its shareholders hereby guarantee that, from the date of this Agreement, it and its shareholders will not be engaged in the same or similar business of the Company.

5.6   Permit for value-added business. Party B and its shareholders hereby guarantee that, from the date of this Agreement, Party A can use the Total Network Business Certificate of Telecommunication Value-added Service of Party B and Party B is willing to assist Party A in applying for similar business permits for the Company.

Chapter 6 Supplement, Amendment, Alteration and Termination of this Agreement

6.1  This Agreement may be supplemented by a written instrument signed by both parties.

6.2   No provision of this Agreement may be modified or amended except in a written instrument signed by both parties.

6.3 Termination. This Agreement can be terminated in the following ways: (1) be terminated with the written consents of both parties; (2) when the following conditions occur, one party can notify in written form the other party for the termination with at lease a ten-days notice: (i) when any of the representations or warranties from either party was made, it was untrue or with material omission; or (ii) the party in breach fails to cure the breach of this Agreement ten (10) days after receiving a written notice from the other party for cure.

6.4 Consequence of Termination. (1) this Agreement shall be null and invalid when it is terminated pursuant to Article 6.3 hereof; (2) after termination, either party shall, based on the principles of fairness and justice, return the benefit received under this Agreement to the other party; (3) after termination, all rights and obligations under this Agreement will be terminated immediately; either party shall have no claim against the other party under this Agreement, except for the liability set forth in Chapter 7.

Chapter 7 Liability for Breach

7.1 It will constitute a breach of contract if either party violates its obligations, representations or warranties under this Agreement.

7.2 Should either party beach this Agreement, the party in breach shall pay to the other party for the loss, liabilities and attorney fee caused by such breach with additional 20% penalty of the total loss.

Chapter 8 Force Majeure

8.1   No failure or omission to carry out or observe any or the terms,provisions or conditions of this Agreement shall be deemed to be breach of this Agreement if the same is caused by or arises out of Acts of God or any conditions of similar nature beyond reasonable control of either party. Notwithstanding the above, the party invoking Force Majeure shall take any and all necessary measures to mitigate the loss caused by the Force Majeure condition.

8.2   The party invoking Force Majeure shall notify the other party in written form of the nature of the Force Majeure within three (3) business days following the occurrence of the Force Majeure condition. Within fifteen (15) business days following the occurrence of the Force Majeure condition, the invoking party shall provide detailed information of the incident and a valid document explaining the reasons for failing to, partially failing to or suspending to perform this Agreement issued by the relevant public notary organization. Based upon the scope of the damage, both parties shall, through consultations, decide whether to terminate this Agreement or to exempt part of the obligations for implementation of this Agreement or whether to delay the execution of this Agreement. Within 60 days after the occurrence of the Force Majeure event, if the consultation can not be reached, this Agreement can be terminated by the invoking party and either party shall be responsible for any damages and losses occurred.

8.3   “Force Majeure” shall mean the unforeseeable, unavoidable and insurmountable events which prevent a party from partially or fully performing this Agreement. Such events include but are not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, governmental acts, change to laws and regulations or their application..

Chapter 9 Dispute Settlement

9.1   The execution, effectiveness, explanation, fulfillment and the dispute settlement relating to this Agreement shall be governed by the laws of China. In case there is no applicable Chinese law, general international business practice permitted by Chinese laws shall apply.

9.2   All disputes, controversies, claims or differences arising between the parties hereto in connection with or relating to this Agreement shall be settled through friendly consultation between both parties hereto. Where the disputes cannot be settled through friendly negotiations within 15 days, it shall be referred to and finally settled by final and binding arbitration by Beijing Arbitration Commission. The arbitral award is final and binding upon both parties.

9.3   During the arbitration process, this Agreement shall be observed and enforced by both parties except for the matters in dispute.

Chapter 10 Information Disclosure

10.1   All the provisions related to the capital contribution under this Agreement are confidential and shall not be disclosed to any third party, unless otherwise specified in this Agreement. If the information must be disclosed according to the law, then the disclosing party shall discuss and communicate with the other party before actual information disclosure or submission. After the execution of this Agreement, the fact of this capital contribution is not subject to the above-mentioned rules.

Chapter 11 Supplemental Provision

11.1  The matters not covered under this Agreement shall be settled pursuant to additional agreements entered into by the parties through friendly consultation. The appendix of this Agreement or its supplemental agreements are an integral and indispensable part of this Agreement and shall have the same binding force as this Agreement.

11.2   If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

11.3   Unless otherwise stated, no waiver of any default with respect to any provision of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.4   Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing in Chinese and shall be deemed given and effective on the earliest of (a) the date of receipt as shown on the receipt, if such notice or communication is delivered via mail, (ii) facsimile and email (provided the sender receives a machine-generated confirmation of successful transmission) if such notice or communication is delivered via facsimile or email.

11.5   This agreement shall become effective after the signature of both authorized representatives with the seal of each party, respectively.

11.6   The original agreements are made in six copies. Each party shall hold two copies and the Company holds one copy and the last copy shall be submitted to the competent authority of industry and commerce for registration. Each copy shall have the same legal effect.

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(This is the signature page to this Agreement)

Party A: China TransInfo Technology Group Co., Ltd.

Authorized person: /s/ Shudong Xia

Party B: Beijing Shiji Yingli Science and Technology Co., Ltd.

Authorized person: /s/ Zhengbao Chen